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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 15, 2002


                          GENESIS HEALTH VENTURES, INC.
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Pennsylvania                    0-33217                 06-1132947
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)





             101 East State Street,
          Kennett Square, Pennsylvania                              19348
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    (Address of principal executive offices)                      (Zip Code)


  Registrant's telephone number, including area code            (610) 444-6350
                                                                --------------

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)














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Item 5.           Other Events
                  ------------

         Background
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            On July 28, 2002, Genesis Health Ventures, Inc. ("Genesis"), Geneva
Sub, Inc., a wholly owned subsidiary of Genesis ("Sub"), and NCS HealthCare, Inc. ("NCS") entered into a definitive Agreement and Plan of Merger (the "Genesis/NCS Merger Agreement"), pursuant to which Sub would merge with and into NCS (the "Merger"), with NCS surviving as a wholly owned subsidiary of Genesis. On August 1, 2002, Omnicare, Inc. ("Omnicare") filed a lawsuit in the Court of Chancery of the State of Delaware and subsequently filed an amended complaint on August 12, 2002 and a second amended complaint on September 23, 2002 (the "Omnicare Complaint"). The Omnicare Complaint sought various relief, including an injunction against the completion of the Genesis/NCS merger. On August 8, 2002, Omnicare also commenced a tender offer for all outstanding shares of NCS Class A common stock and NCS Class B common stock at a price per share of $3.50 in cash. On December 11, 2002, the Court of Chancery of the State of Delaware, pursuant to an order of the Delaware Supreme Court dated December 10, 2002 which reversed prior determinations of the Court of Chancery, entered an order preliminarily enjoining the consummation of the Merger pending further proceedings. On December 12, 2002, Omnicare increased its offer to acquire NCS to a price per share of $5.50 in cash. NCS was precluded from accepting this offer so long as the Genesis/NCS Merger Agreement and related Voting Agreements were in effect. At various points in time from and after December 12, 2002, NCS and Omnicare each requested that Genesis consent to the termination of the Genesis/NCS Merger Agreement and, as a result, not seek to enforce its rights under the Genesis/NCS Merger Agreement or to pursue court proceedings through to final resolution, so that NCS would be free to accept and enter into Omnicare's offer.

         Termination of Genesis/NCS Merger Agreement
         -------------------------------------------

             On December 15, 2002, Genesis and Omnicare entered into a Termination and Settlement Agreement (the "Termination and Settlement Agreement"). Pursuant to the Termination and Settlement Agreement, Genesis agreed to terminate the Genesis/NCS Merger Agreement on Monday, December 16, 2002 by sending notice thereof to NCS, and Omnicare agreed to pay to Genesis, an amount in cash equal to $22,000,000 less any termination fees paid by or on behalf of NCS to Genesis under the Genesis/NCS Merger Agreement. In addition, pursuant to the Termination and Settlement Agreement, Genesis and Omnicare each agreed to release the other party from any claims arising from the Genesis/NCS Merger Agreement and not to commence any action against the other party arising out of or in connection with the Genesis/NCS Merger Agreement. On December 16, 2002, Genesis provided written notice to NCS terminating the Genesis/NCS Merger Agreement (the "Letter of Termination"). The foregoing summaries of the Termination and Settlement Agreement and the Letter of Termination are qualified in their entireties to the full text of such documents, which are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.










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Item 7.           Financial Statements and Exhibits
                  ---------------------------------

         C.       Exhibits

                  99.1 Termination and Settlement Agreement, dated as of December 15, 2002, by and among Genesis Health Ventures, Inc., Geneva Sub, Inc. and Omnicare, Inc.

                  99.2 Letter of Termination dated December 16, 2002 from Genesis Health Ventures, Inc. to NCS HealthCare, Inc.









                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   GENESIS HEALTH VENTURES, INC.



Date: December 17, 2002                        By:  /s/ George V. Hager, Jr.
                                                  ------------------------------
                                                    George V. Hager, Jr.
                                                    Executive Vice President and
                                                    Chief Financial Officer











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                                  Exhibit Index


99.1 Termination and Settlement Agreement, dated as of December 15, 2002, by and among Genesis Health Ventures, Inc., Geneva Sub, Inc. and Omnicare, Inc.

99.2 Letter of Termination dated December 16, 2002 from Genesis Health Ventures, Inc. to NCS HealthCare, Inc.